Exhibit 10y1

Description of base salaries for each of Fortune Brands, Inc.’s (“Fortune”) Named Executive Officers effective January 1, 2005, constituting Exhibit 10y1 to the Annual Report on Form 10-K of Fortune for the fiscal year ended December 31, 2004.

Named Executive Officer	2005 Salary

Mark Hausberg	$325,000
Christopher J. Klein	$390,000
Craig P. Omtvedt	$555,000
Mark A. Roche	$458,000
Norman H. Wesley	$1,100,000